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                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            PACIFIC CAPITAL BANCORP
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              (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                  SUPPLEMENT TO
                              2002 PROXY STATEMENT
                                       OF
                             PACIFIC CAPITAL BANCORP

ITEM NO. 3 - SHAREHOLDER RATIFICATION OF THE BOARD OF DIRECTOR'S SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has voted to rescind its selection of Arthur Andersen LLP as the Company's independent accounting firm for 2002. The Board also voted to remove the above item from the matters to be voted upon at the annual meeting of the shareholders. These actions were taken based on the recommendations of Board's Audit Committee in view of the unprecedented nature of the situation involving the independent accounting firm of Arthur Andersen LLP.

The Board has authorized Senior Management of the Company to contact other accounting firms. However, at the present time, the Board has not selected another independent accounting firm and is not in a position to recommend ratification of such a selection. It is not known whether a formal selection will be made in time for announcement at the Annual Meeting.

BY ORDER OF THE
BOARD OF DIRECTORS
/s/ Jay D. Smith
Jay D. Smith
Corporate Secretary
April 1, 2002

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                            PACIFIC CAPITAL BANCORP

April 1, 2002

Dear Shareholder:

Among the items presented to you for your vote at the Annual Meeting of the Shareholders of Pacific Capital Bancorp was the ratification of the Board of Directors' Selection of Arthur Andersen LLP as Independent Accountants for 2002. The proxy material mailed to you on March 15 was written several weeks prior to that date to meet the necessary lead times for printing and mailing. Since that preparation of the material for printing there have been significant developments in the situation involving the firm of Arthur Andersen LLP. While the Board remains confident of the quality of the 2001 audit work done by the Andersen staff assigned to Pacific Capital, these recent developments have led the Board to reconsider its selection for 2002.

Upon the recommendation of its Audit Committee, the Board has decided both to rescind the selection of Arthur Andersen LLP as the Company's Independent Accountants for 2002 and to remove this item from the agenda at the Annual Meeting. Accordingly, shareholders no longer need to vote on the Arthur Andersen proposal. You do not need to take any action if you have already voted on this proposal.

Initial contacts have been made with other accounting firms to request proposals from them to provide audit and tax services to the Company for 2002. It is not known whether a selection of a new firm will be made in time for announcement at the Annual Meeting.

Attached is a supplement to the Company's proxy material which has been filed with the Securities and Exchange Commission.

/s/ David W. Spainhour                 /s/ William S. Thomas, Jr.
David W. Spainhour                     William S. Thomas, Jr.
Chairman of the Board                  President &
                                       Chief Executive Officer